Ex 99.1

BluForest Inc. Signs LOI to Acquire PROFOCO

QUITO, ECUADOR--(Marketwire - Oct 19, 2012) - BluForest Inc. (OTCBB: BLUF) (OTCQB: BLUF)

BluForest Inc. ("BluForest" or the "Company"), an emerging leader in the field of Carbon Trading and Renewable Energy, announced today that the company has signed a Letter of Intent on October 8th, 2012 entering into discussions to consider the acquisition of UK based PROFOCO (Protection of Forests and Conservation).

This prospective acquisition shows the promise of adding significant growth over time, highlighted by substantial increases to revenue and operating income within its second year of combined operations. Charlie Miller, CEO of BluForest said, "The joining of forces between BluForest and PROFOCO provides the potential to reach a new level of operations and fits very well with our strategic vision for BluForest."

About PROFOCO

PROFOCO is creating a new brand identity called 'Green Squares' which allows organizations to clearly and fully engage in saving endangered rainforests whilst developing their core businesses. 'Green Squares' will provide a simple and compelling customer loyalty programme using a unique proprietary software solution.

The PROFOCO solution of profitable environmental protection ("PEP") would enable organizations to sponsor rainforests and to then offer them to customers who purchase their products. This model will enable customers to share their green credentials with friends and family via social media while serving to preserve some of our world's most precious resources, our rainforests. Neil Ward, CEO of PROFOCO said, "The prospect of combining our business operations with BluForest is exciting and creates the potential of reaching significant numbers of businesses and individuals to protect our global resources."

Terms of the LOI

Under the terms of the LOI, BluForest is granted an option to acquire PROFOCO for share based and/or monetary consideration that will be finalized during the due diligence process. It is intended by the parties that the LOI will be superseded by a formal agreement upon completion of due diligence. BluForest will provide further updates and details of the commercial arrangements by way of news releases and regulatory filings when a formal agreement is signed.

The company is undertaking due diligence and will announce the signing of a definitive agreement in the event that one is signed

About BluForest Inc.

BluForest Inc. is a development stage company that is a publically traded carbon offsets marketing and renewable energy company. BLUF is executing its strategy to become a leading marketer of carbon offsets in the voluntary markets under the UN principle of Reducing Emissions from Deforestation and forest Degradation (REDD+). The BluForest website provides further information about the company which prospective investors are encouraged to visit.

Safe Harbor Act Notice:

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the company's ability to obtain additional financing and the demand for the company's products. Any investment in the company would be extremely speculative and involve a high degree of risk and should not be pursued unless the investor could afford to lose their entire investment. Before investing, please review this filing, all past public filings with the SEC, all current Pinksheets.com filings and consult a registered broker dealer or contact the financial industry regulatory authority ("FINRA") for more information regarding locating a qualified party to assist in making an investment decision. The company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the company's success are more fully disclosed in the company's most recent public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

Contact Information

On behalf of the Board of BluForest Inc.

Contact Us
Company phone number:
1-855-509-5508
info@bluforest.com
www.bluforest.com